Calculation of Filing Fee Tables
F-3
ONCOLYTICS BIOTECH INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares	457(o)
		Other	Subscription Receipts	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001531	$ 22,965.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 22,965.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,899.49
			Net Fee Due:						$ 9,065.51
Offering Note
[1]	There is being registered hereunder such indeterminate number of (a) common shares, (b) subscription receipts, (c) warrants and (d) units of Oncolytics Biotech Inc. (the "Registrant"), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed $150,000,000. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of common shares, warrants, subscription receipts and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes a total of C$129,000,000 of unsold securities that had previously been registered under the Registrant's registration statement on Form F-10 filed on July 25, 2024 (No. 333-281009), and declared effective on August 1, 2024 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for a maximum offering price of C$150,000,000, which at the time converted into U.S. dollars of $109,500,000 based on the average rate of exchange of C$1.00 = U.S.$0.73, as reported by the Bank of Canada (the "Prior Registration Statement Exchange Rate"). The Registrant sold approximately C$21,000,000 of securities registered under the Prior Registration Statement (or $15,330,000 when converted into U.S. dollars using the Prior Registration Statement Exchange Rate), and therefore, there is a balance of C$129,000,000 (or $94,170,000 when converted into U.S. dollars using the Prior Registration Statement Exchange Rate) that remains unsold (the "Unsold Securities"). In connection with the registration of such Unsold Securities on the Prior Registration Statement, the Registrant paid a registration fee of $13,899.49 for such Unsold Securities, which fee will continue to be applied to such Unsold Securities. Accordingly, a filing fee of $9,065.51 is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the Registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the Registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	ONCOLYTICS BIOTECH INC	F-10	333-281009	07/25/2024		$ 13,899.49	Unallocated (Universal) Shelf			$ 94,170,000.00
Fee Offset Sources		ONCOLYTICS BIOTECH INC	F-10	333-281009		07/25/2024						$ 13,899.49
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid $16,162.20 in registration fees with respect to the Prior Registration Statement, pertaining to the registration of C$150,000,000 of securities of the Registrant, of which $13,899.49 remained unutilized and therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $22,965.00, taking into consideration the available offset of $13,899.49 from the Prior Registration Statement, the amount paid herewith is $9,065.51.

Offset Note
[2]	(a) An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed C$150,000,000 was registered pursuant to the Prior Registration Statement. (b) Determined based on the unsold aggregate offering amount in Canadian dollars of C$129,000,000 converted into U.S. dollars based on the average rate of exchange of C$1.00 = US$0.73, on July 17, 2024, as reported by the Bank of Canada.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A